UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 - Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareowners of PPL Corporation ("PPL" or the "Company") held on May 16, 2018, the shareowners:

Elected all ten nominees for the office of director. The votes for individual nominees were:

	Number of Votes
	For	Against	Abstain	Broker Non-Vote
Rodney C. Adkins	389,871,200	99,732,953	1,885,942	108,991,120
John W. Conway	469,885,941	19,737,654	1,866,500	108,991,120
Steven G. Elliott	485,675,232	3,915,178	1,899,685	108,991,120
Raja Rajamannar	482,604,753	6,933,252	1,952,090	108,991,120
Craig A. Rogerson	471,397,825	18,226,699	1,865,571	108,991,120
William H. Spence	472,130,262	16,729,263	2,630,570	108,991,120
Natica von Althann	483,248,848	6,383,676	1,857,572	108,991,120
Keith H. Williamson	477,443,036	12,164,012	1,883,047	108,991,120
Phoebe A. Wood	477,444,629	12,219,228	1,826,238	108,991,120
Armando Zagalo de Lima	485,044,422	4,439,409	2,006,265	108,991,120

Approved, on an advisory basis, the 2017 compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
451,254,377	36,642,934	3,592,784	108,991,120

Ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain	Broker Non-Vote
591,620,772	6,482,402	2,378,041	0

Note: Totals exclude any last fractional share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  May 18, 2017